SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                 ---------------

                                    FORM 8-A

               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                            Merrill Lynch & Co., Inc.
                            -------------------------
             (Exact name of registrant as specified in its charter)


              Delaware                                13-2740599
              --------                                ----------
(State of incorporation or organization)           (I.R.S. Employer
                                                   Identification No.)

             World Financial Center
             North Tower
             250 Vesey Street
             New York, New York                            10281
             ----------------------                        -----
(Address of principal executive offices)                 (Zip Code)

If this Form relates to                If this Form relates to the
registration of a class of             registration of a class of
debt securities and is                 debt securities and is to
effective upon filing pursuant         become effective
to General Instruction A(c) (1)        simultaneously with the
please check the following             effectiveness of a concurrent
box.  |X|                              registration statement under
                                       the Securities Act of 1933
                                       pursuant to General
                                       Instruction A(c)(2) please
                                       check the following box.  |_|

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class                    Name of each exchange on which
to be so registered                    each class is to be registered
-------------------                    ------------------------------

S&P 500 Market Index Target-Term  New York Stock Exchange
Securities(sm) due September __, 2002

Securities to be registered pursuant to Section 12(g) of the Act:

                                      None
--------------------------------------------------------------------------------
                                (Title of class)

SM "Market Index Target-Term Securities" is a service mark owned by Merrill Lynch & Co., Inc.

Item 1.  Description of Registrant's Notes to be Registered.

          The description of the general terms and provisions of the S&P 500 Market Index Target-Term Securities SM ("MITTS(R)") due September __, 2002 to be issued by Merrill Lynch & Co., Inc. (the "Notes") set forth in the Preliminary Prospectus Supplement dated February 7, 1997, and the Prospectus dated February 7, 1997, attached hereto as Exhibit 99 (A) are hereby incorporated by reference and contain certain proposed terms and provisions. The description of the Notes contained in the Prospectus Supplement to be filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended, under Registration Statement Number 333-13649 which will contain the final terms and provisions of the Notes, including the maturity date of the Notes, is hereby deemed to be incorporated by reference into this Registration Statement and to be a part hereof.

Item 2.  Exhibits.

     99 (A) Preliminary Prospectus Supplement dated February 7, 1997, and Prospectus dated February 7, 1997 (incorporated by reference to registrant's filing pursuant to Rule 424 (b)).

     99 (B)    Form of Note.

     99 (C) Copy of Indenture between Merrill Lynch & Co., Inc. and The Chase Manhattan Bank, formerly Chemical Bank (successor by merger to Manufacturers Hanover Trust Company), dated as of April 1, 1983, as amended and restated.*

            Other securities issued by Merrill Lynch & Co., Inc.
are listed on the New York Stock Exchange.

                                    SIGNATURE

               Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                    MERRILL LYNCH & CO., INC.


                                    By: /s/ Gregory T. Russo
                                        --------------------
                                          Gregory T. Russo
                                             Secretary

Date:   March 10, 1997

 ----------
"MITTS" is a registered service mark and "Market Index Target- Term Securities" is a service mark owned by Merrill Lynch & Co., Inc.

* Exhibit 99 (C) is incorporated by reference from Exhibit (3) to Registrant's Registration Statement on Form 8-A dated July 20, 1992.


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

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                            MERRILL LYNCH & CO., INC.


                                    EXHIBITS
                                       TO
                          FORM 8-A DATED MARCH 10, 1997


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

                                INDEX TO EXHIBITS

Exhibit No.                                                       Page No.
                                                                  --------

99 (A) Preliminary Prospectus Supplement dated February 7, 1997, and Prospectus dated February 7, 1997 (incorporated by reference to registrant's filing pursuant to Rule 424 (b)).

99 (B)      Form of Note.

99 (C) Copy of Indenture between Merrill Lynch & Co., Inc. and The Chase Manhattan Bank, formerly Chemical Bank (successor by merger to Manufacturers Hanover Trust Company), dated as of April 1, 1983, as amended and restated.*

  ----------
 * Exhibit 99 (C) is incorporated by reference from Exhibit (3) to Registrant's Registration Statement on Form 8-A dated July 20, 1992.


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